Destra Investment Trust

Power of Attorney

Know All Men By These Presents, that the undersigned, a trustee of the Destra Investment Trust, hereby constitutes and appoints Nicholas Dalmaso, Steven M. Hill and Morrison C. Warren, and each of them (with full power to each of them to act alone) her true and lawful attorney-in-fact and agent, for her on her behalf and in her name, place and stead, in any and all capacities, to sign and file one or more Registration Statements on Form N-1A under the Securities Act of l933 and the Investment Company Act of 1940, including any amendment or amendments thereto, with all exhibits, and any and all other documents required to be filed with any regulatory authority, federal or state, relating to the registration thereof, or the issuance of shares thereof, without limitation, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof

In Witness Whereof, the undersigned trustee has hereunto set her hand this 21st day of December, 2010.

/s/ Diana S. Ferguson
Diana S. Ferguson